EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Amendment No. 2 to Registration Statement on Form S-1, for the registration of 5,102,222 shares of common stock, of our report dated June 29, 2010, on our audit of the consolidated financial statements of Shades Holdings, Inc. as of December 31, 2009. We also consent to the reference to our firm under the caption "Experts.”

MEEKS INTERNATIONAL, LLC

/s/ Meeks International, LLC

Tampa, Florida
October 8, 2010